                                                                    EXH. 99C-(2)

                                                                    CONFIDENTIAL




                               [LOGO CSFBdirect.]


                                   MEETING OF
                 THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
                    OF CREDIT SUISSE FIRST BOSTON (USA), INC.



                          SELECTED DISCUSSION MATERIALS






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LAZARD                                                              MAY 31, 2001

SELECTED DISCUSSION MATERIALS
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LAZARD REACTION TO CSFB ANALYSIS DATED MAY 30, 2001



o There are several fundamental analytical issues which affect the CSFB analysis:

      - CSFB uses premiums-to-equity value to value the CSFBDIRECT accounts. However, CSFB only credits CSFBDIRECT for its excess cash NOT its book value (an $81 million difference).

      - CSFB values the US brokerage business using profitability statistics that may be understated due to an over-allocation of iNautix's expenses. (see page 2)

o CSFB applies an across-the-board 20% discount to each of the CSFBDIRECT brokerage businesses (e.g., U.S., U.K. and Japan). This is based on CSFB's judgement regarding the attractiveness of the business units and a discount for the tracking stock.

      - A tracking stock discount may not be appropriate in the current situation.

      - Some discount may be appropriate for the US and UK brokerages due to their sub-optimal operating statistics compared to their peers.

      - However, a discount for DLJDIRECT SFG Securities is illogical due to its competitive position. (see page 3)

            |X|   First entrant into the Japanese market.

            |X|   #3 market share (by number of accounts)

            |X|   Second most active client base (by number of trades)

            |X|   Second highest level of assets per account

o CSFB has based its valuation conclusions on a share count of 109.2 million shares - the number of shares outstanding after the rebranding capital contribution occurred. This assumption is inconsistent with previous discussions between CSFB and certain Board members.

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LAZARD                                                                    PAGE 1

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SELECTED DISCUSSION MATERIALS
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U.S. BROKERAGE -- VALUATION COMPARISON
(DOLLARS IN MILLIONS, EXCEPT PER ACCOUNT STATISTICS)



                                                                  CSFBdirect           SUGGESTED          IMPLIED
                                                                   STATISTIC            MULTIPLE           VALUE
                                                                  ----------           ---------          -------
                   CSFB ANALYSIS:
                   --------------
                      Accounts                                     450,000                $614              $276
                      2001E Operating Earnings(a)                     $5.9                20.2 x             119
                      2002E Operating Earnings(a)                     16.2                11.1               180

                           ---------------------------------------------------------------------------------------
                           MEAN                                                                             $192
                           MEDIAN                                                                            180
                           ---------------------------------------------------------------------------------------

                   REVISED ANALYSIS:
                   -----------------
                      Accounts                                     450,000                $614              $276
                      2001E Operating Earnings(a)                    $11.5                20.2 x             232
                      2002E Operating Earnings(a)                     29.7                11.1               330

                           ---------------------------------------------------------------------------------------
                           Mean                                                                             $279
                           Median                                                                            276
                           ---------------------------------------------------------------------------------------


----------
(a) After-tax, pre-marketing income.

------------------------------------------------------------------------------------------------------------------
LAZARD                                                                                                    PAGE 2

SELECTED DISCUSSION MATERIALS
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JAPAN BROKERAGE JV--RELATIVE PERFORMANCE
(AMOUNTS IN THOUSANDS, EXCEPT PER ACCOUNT STATISTICS)

      CSFBDIRECT'S JAPANESE JOINT VENTURE (50% OWNED WITH SUMITOMO) HAS MADE SIGNIFICANT PROGRESS IN CAPTURING MARKET SHARE AND IS CURRENTLY THE THIRD LARGEST IN THE MARKET. DLJDIRECT-SFG'S CUSTOMERS ARE THE SECOND MOST ACTIVE CUSTOMER BASE AFTER MATSUI.


[GRAPH]


                      Q4        Q1         Q2          Q3          Q4         Q1        Growth
DJLdirect-SFG         29,000    45,000      59,000      74,000     84,000     92,000         104%
Monex                 33,676    51,310      69,056      91,789    103,960    113,945         122%
E*Trade Japan         53,000    77,500      95,472     111,886    121,467    135,139          74%
Matsui                23,302    28,660      31,992      35,118     38,017     45,349          58%



                                 TOTAL ACCOUNTS               MEMO:
1QO1                            ----------------            ASSETS PER
RANK           COMPANY            #          %              ACCOUNT(a)
----   ----------------------   ------    ------           -------------
  1     E*TradeJapan             135         21%              $30
  2     Monex                    114         18                21
------------------------------------------------------------------
  3     DLJdirect-SFG             92         14                32
------------------------------------------------------------------
  4     Imagawa Misawaya          80         12                --
  5     Nikko Beans               68         10                --
  6     Kabu.com                  65         10                --
  7     Nippon Global             49          8                --
  8     Matsui                    45          7                52
                                ----       ----
               Total             649        100%
                                ====       ====


----------
Source: Credit Suisse First Boston research, J.P. Morgan Securities Asia research.
(a) Based on total accounts.

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LAZARD                                                                    PAGE 3

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SELECTED DISCUSSION MATERIALS
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SENSITIVITY ANALYSIS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE STATISTICS)


                                                       ADJUSTMENTS
                             PER CSFB        ----------------------------- ADJUSTED
                          --------------      DISCOUNT    BOOK VALUE       CSFB HIGH  "ALTERNATIVE"
                           LOW     HIGH      ELIMINATION  ADJUSTMENT TOTAL   RANGE        VIEW
                         ------   ------     -----------  ---------- ----- ---------  -------------

U.S. Brokerage           $  192   $  192      $   48         --     $   48   $  239     $  232 (a)
iNautix                      25       25          --         --         --       25         25
U.K. Brokerage               30       30           8         --          8       38        30
Japan Brokerage JV          111      162          40         --         40      202        202
Liquidity                    37      129          --         81         81      210        210
                         ------   ------      ------     ------     ------   ------     ------
    Total                $  394     $537      $   96     $   81     $  177   $  714     $  699
                         ======   ======      ======     ======     ======   ======     ======

------------------------------------------------------------------------------------------------
Per Share Value          $ 3.61   $ 4.92      $ 0.88     $ 0.74     $ 1.62   $ 6.54     $ 6.81
    Shares Outstanding    109.2    109.2       109.2      109.2      109.2    109.2      102.7

MEMO:
-----

Per Share Value          $ 3.84   $ 5.23      $ 0.93     $ 0.79     $ 1.72   $ 6.95   $ 6.81

  Based on 102.7 shares
------------------------------------------------------------------------------------------------



----------
(a) See page 2. Represents lowest value of three methods using discounted multiples.

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LAZARD                                                                    PAGE 4